UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2009

TULLY’S COFFEE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	001-33646	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (206) 233-2070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Items

On March 16, 2009 we convened a special meeting of our shareholders to consider and vote on several proposals, as more fully disclosed in our definitive proxy statement filed with the Securities and Exchange Commission on February 20, 2009. Because a quorum was not present at the meeting with respect to each proposal, the meeting was adjourned and will be reconvened on Friday, March 20, 2009, at 8:00 a.m. Pacific time, at Tully’s headquarters, 3100 Airport Way South, Seattle, WA 98134.

Additionally, shareholders who are interested in learning more about the proposed sale of our wholesale business to Green Mountain Coffee Roasters, Inc., and the proposals to be considered at the meeting are welcome to attend informational sessions to be held on Wednesday, March 18, 2009, from 4:00 p.m. until 6:00 p.m. Pacific time and on Thursday, March 19, 2009, from 8:00 a.m. until 10:00 a.m. Pacific time. Both of the informational sessions will be held at Tully’s headquarters, 3100 Airport Way South, Seattle, WA 98134.

All shareholders of record as of February 6, 2009 may vote on the proposals to be considered at the reconvened special meeting. All shareholders may vote by mail. Shareholders who own their shares in their own name and most beneficial owners who own shares through a bank, broker or other nominee also may vote by telephone by calling (866) 580-9477 or via the Internet at http://www.eproxy.com/tuly.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TULLY’S COFFEE CORPORATION

Date: March 17, 2009	By:	/s/ Andrew M. Wynne
Andrew M. Wynne
Vice-President and Chief Financial Officer